Exhibit 24.1
SOUTHERN CALIFORNIA EDISON COMPANY
POWER OF ATTORNEY
     The undersigned, SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation, and certain of its officers and/or directors do each hereby constitute and appoint, STEPHEN E. PICKETT, THOMAS M. NOONAN, POLLY L. GAULT, BARBARA E. MATHEWS, LINDA G. SULLIVAN, ROBERT C. BOADA, GEORGE T. TABATA, PAIGE W. R. WHITE, MICHAEL A. HENRY, KEITH J. LARSON, KATHLEEN BRENNAN DE JESUS, JEFFERY D. DURAN, DARLA F. FORTE, BONITA J. SMITH, MARGA ROSSO, and SARAH C. PEREZ or any of them, to act as attorney-in-fact, for and in their respective names, places, and steads, to execute, sign, and file or cause to be filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2007, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 2008, any Current Reports on Form 8-K from time to time during 2008 and through December 11, 2008, or in the event this Board of Directors does not meet on December 11, 2008, through the next succeeding date on which this Board holds a regular meeting, and any and all supplements and amendments thereto, to be filed by Southern California Edison Company with the Securities and Exchange Commission, under the Securities Exchange Act of 1934 as amended, (the “Act”), for the purpose of complying with Sections 13 or 15(d) of the Act, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and appropriate to be done in and about the premises as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.

Executed at Rosemead, California, as of this 13th day of December, 2007.

SOUTHERN CALIFORNIA EDISON COMPANY
/s/ ALAN J. FOHRER
ALAN J. FOHRER
Chairman of the Board and Chief Executive Officer

Attest:
/s/ BARBARA E. MATHEWS
BARBARA E. MATHEWS
Vice President, Associate General Counsel, Chief Governance Officer, and Corporate Secretary

2008 Southern California Edison Company
10-K, 10-Q, and 8-K Power of Attorney

Principal Executive Officer:
/s/ Alan J. Fohrer Alan J. Fohrer	Chairman of the Board, Chief Executive Officer, and Director
Principal Financial Officer:
/s/ Thomas M. Noonan Thomas M. Noonan	Senior Vice President and Chief Financial Officer
Controller and Principal Accounting Officer:
/s/ Linda G. Sullivan Linda G. Sullivan	Vice President and Controller
Additional Directors:

/s/ John E. Bryson John E. Bryson	Director	/s/ Ronald L. Olson Ronald L. Olson	Director
/s/ Vanessa C.L. Chang Vanessa C.L. Chang	Director	/s/ James M. Rosser James M. Rosser	Director
/s/ France A. Córdova France A. Córdova	Director	/s/ Richard T. Schlosberg, III Richard T. Schlosberg, III	Director
/s/ Charles B. Curtis Charles B. Curtis	Director	/s/ Robert H. Smith Robert H. Smith	Director
/s/ Bradford M. Freeman Bradford M. Freeman	Director	/s/ Thomas C. Sutton Thomas C. Sutton	Director
/s/ Luis G. Nogales Luis G. Nogales	Director	/s/ Brett White Brett White	Director